UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 17, 2011

TEXAS ROADHOUSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50972	20-1083890
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6040 Dutchmans Lane, Suite 200	40205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (502) 426-9984

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2011, the Board of Directors of Texas Roadhouse, Inc. (the “Company”) accepted the recommendation of its compensation committee to increase the base salary of Scott M. Colosi by $100,000 to $400,000, as well as to increase Mr. Colosi’s base bonus amount by $50,000 to $300,000, both increases to be effective as of August 17, 2011, in recognition of Mr. Colosi’s increased responsibilities resulting from his appointment as President of the Company on that date.  The Board of Directors also accepted the recommendation of its compensation committee to increase the base salary of G. Price Cooper, IV by $50,000 to $250,000, as well as to increase Mr. Cooper’s base bonus amount by $50,000 to $150,000, both increases to be effective as of August 17, 2011, in recognition of Mr. Cooper’s increased responsibilities resulting from his appointment as Chief Financial Officer of the Company on that date.  The base bonus amount is used for the calculation of the amount of a bonus, if any, to be awarded under the Company’s incentive bonus program.  November 17, 2011 was the date of the first routine meetings of the Board of Directors and its compensation committee since the appointments of the officers.

On November 17, 2011, Sheila C. Brown, General Counsel and Corporate Secretary of the Company, resigned her positions with the Company effective November 30, 2011.  There is no disagreement between Ms. Brown and the Company on any matter relating to the Company’s operations, policies or practices.  Ms. Brown will remain employed by the Company through at least her retirement date of January 7, 2012, as previously announced.  Ms. Brown has agreed to be available for continuous service to the Company on an as-needed consulting basis through at least January 7, 2013, the date upon which her remaining 25,000 restricted stock units will vest.

On November 17, 2011, Jill Marchant was appointed to the position of General Counsel, an executive position, effective December 1, 2011.  Ms. Marchant has been employed by the Company as Special Counsel since August 2011.

Item 8.01               Other Events.

On November 18, 2011, the Company announced its fourth quarter 2011 cash dividend.  A public announcement was made by means of a news release, the text of which is set forth at Exhibit 99.1 hereto.

Item 9.01               Financial Statements and Exhibits.

99.1         Press release dated November 18, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEXAS ROADHOUSE, INC.

Date: November 22, 2011	By:	/s/ Scott M. Colosi
Scott M. Colosi
President